Exhibit 24
THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Steven W. Jemison as attorney of the undersigned, with the full power to execute and file:
(i)	the Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant in connection with The Procter & Gamble U.K. Share Investment Scheme (the “Plan”), as may be revised in accordance with the Company resolution entitled “Authorize Filing of S-3 Registration Statements for The Procter & Gamble Shareholder Investment Program and The Procter & Gamble U.K. Share Investment Scheme”;

(ii)	any and all replacement registration statements, prospectuses, amendments, including post-effective amendments, and exhibits to the Form S-3 Registration Statement; and

(iii)	any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-3 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.
IN WITNESS WHEREOF, the undersigned have subscribed to the above as of December 9, 2008.

Signature	Title

/s/ A.G. Lafley A.G. Lafley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Clayton C. Daley, Jr. Clayton C. Daley, Jr.	Chief Financial Officer (Principal Financial Officer)

/s/ Valarie L. Sheppard Valarie L. Sheppard	Comptroller (Principal Accounting Officer)

/s/ Kenneth I. Chenault Kenneth I. Chenault	Director

/s/ Scott D. Cook Scott D. Cook	Director

Signature	Title

/s/ Rajat K. Gupta Rajat K. Gupta	Director

/s/ Charles R. Lee Charles R. Lee	Director

/s/ Lynn M. Martin Lynn M. Martin	Director

/s/ W. James McNerney, Jr. W. James McNerney, Jr.	Director

/s/ Johnathan A. Rodgers Johnathan A. Rodgers	Director

/s/ Ralph Snyderman Ralph Snyderman	Director

/s/ Patricia A. Woertz Patricia A. Woertz	Director

/s/ Margaret C. Whitman Margaret C. Whitman	Director

/s/ Ernesto Zedillo Ernesto Zedillo	Director